Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS

SOUDERTON, Pa., April 24, 2019 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the quarter ended March 31, 2019 of $16.1 million, or $0.55 diluted earnings per share, compared to net income of $12.9 million, or $0.44 diluted earnings per share, for the quarter ended March 31, 2018.

The first quarter of 2018 included restructuring costs related to financial center closures of $451 thousand, net of tax, or $0.02 of diluted earnings per share. There were no restructuring costs during the quarter ended March 31, 2019. Excluding these restructuring costs, earnings per share increased 19.6% for the first quarter of 2019 compared to the first quarter of 2018.

Loans
Gross loans and leases increased $61.3 million, or 6.1% (annualized), from December 31, 2018 and $378.0 million, or 10.2%, from March 31, 2018. The growth in loans from December 31, 2018 and March 31, 2018 was primarily in commercial real estate and residential real estate loans.

Deposits
Total deposits increased $117.2 million, or 12.1% (annualized), from December 31, 2018 and increased $505.9 million, or 14.5%, from March 31, 2018. The growth in deposits from December 31, 2018 was primarily due to increases in commercial and consumer deposits. The growth in deposits from March 31, 2018 was primarily due to increases in commercial, public funds and consumer time deposits.

Net Interest Income and Margin
Net interest income of $41.5 million for the first quarter of 2019 increased $4.3 million, or 11.4%, from the first quarter of 2018. The increase in net interest income for the first quarter of 2019 compared to the first quarter of 2018 was primarily due to the growth in loans during the last year as well as modest net interest margin expansion.

Net interest margin, on a tax-equivalent basis, was 3.75% for the first quarter of 2019, compared to 3.72% for both the fourth quarter of 2018 and the first quarter of 2018. The favorable impact of purchase accounting accretion was one basis point for the quarter ended March 31, 2019 compared to one basis point for the quarter ended December 31, 2018 and two basis points for the quarter ended March 31, 2018. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.74% for the quarter ended March 31, 2019 compared to 3.71% for the quarter ended December 31, 2018 and 3.70% for the quarter ended March 31, 2018.

Noninterest Income
Noninterest income for the quarter ended March 31, 2019 was $16.3 million, an increase of $715 thousand, or 4.6%, from the first quarter of 2018. Investment advisory commission and fee income increased $106 thousand, or 2.9%, for the quarter ended March 31, 2019, primarily due to new customer relationships, which was partially offset by market declines in the fourth quarter of 2018. Insurance commission and fee income increased $256 thousand, or 5.2%, for the quarter ended March 31, 2019, primarily due to an increase in premiums for group life and health and commercial lines and an increase in contingent commission income of $111 thousand, which was $1.5 million for the quarter ended March 31, 2019 compared to $1.4 million for the quarter ended March 31, 2018. Contingent commission income is largely recognized in the first quarter of the year. Service charges on deposit accounts increased $108 thousand, or 8.1%, for the quarter ended March 31, 2019, primarily due to increased fee income on cash management accounts. Other service fee income increased $98 thousand, or 4.5%, for the quarter ended March 31, 2019, primarily due to increases in debit card interchange income, wire transfer fees and human resource consulting services within the insurance line of business. BOLI income increased $283 thousand, or 42.3%, for the quarter ended March 31, 2019, primarily due to an increase in value of our non-qualified annuity portfolio of $249 thousand in the first quarter of 2019 compared to a decrease of $29 thousand in the first quarter of 2018. The value of the non-qualified annuity portfolio declined $287 thousand in the fourth quarter of 2018. During the first quarter of 2019, in order to reduce future volatility, the Corporation transferred the funds invested within the non-qualified annuity portfolio to a stable fund investment strategy. Other income increased $215 thousand, or 173.4%, for the quarter ended March 31, 2019, primarily due to fees on risk participation agreements of $264 thousand related to increased customer activity compared to fees of $4 thousand in the same period of the prior year.

These increases were partially offset by a decrease in net gain on mortgage banking activities of $233 thousand, or 32.5%, for the quarter ended March 31, 2019, primarily due to the Bank retaining, on balance-sheet, a higher percentage of its mortgage originations, as well as a contraction in margins to remain price competitive. Such on balance-sheet loans are predominantly hybrid adjustable rate mortgages. Trust fee income decreased $109 thousand, or 5.5%, for the quarter ended March 31, 2019 compared to March 31, 2018, primarily due to a decrease in activity based trust estate fees and assets under management.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2019 was $35.6 million, an increase of $432 thousand, or 1.2%, compared to the first quarter of 2018. Salaries, benefits and commissions increased $917 thousand, or 4.4%, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our commercial lending group in Lancaster County and annual merit increases. During the quarter ended March 31, 2019, Univest hired a team of eight commercial lenders and support staff which will focus on increasing Univest’s presence in Western Lancaster and York Counties. Data processing expense increased $282 thousand, or 12.6%, for the quarter ended March 31, 2019, primarily due to continued investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions. Other expense increased $264 thousand, or 5.1%, for the quarter ended March 31, 2019, primarily due to increases in interchange expense and corporate development expense.

These increases were partially offset by a decrease in net occupancy and equipment expense totaling $179 thousand, or 4.7%, primarily due to the closure of three financial service locations during April 2018. Intangibles expense decreased $186 thousand, or 30.4%, due to run-off of the intangible assets. In addition, restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. There were no restructuring costs during the first quarter of 2019.

Asset Quality and Provision for Loan and Lease Losses
Nonperforming assets were $27.4 million at March 31, 2019, compared to $28.1 million at December 31, 2018 and $32.9 million at March 31, 2018.

Net loan and lease charge-offs were $447 thousand during the first quarter of 2019. The provision for loan and lease losses was $2.7 million for the first quarter of 2019 compared to $2.1 million for the first quarter of 2018. The provision includes the impact of downgrading one $14.6 million shared national credit loan from pass to substandard. Incremental provision and general reserve recorded during the quarter was $1.5 million for this loan.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.85% at March 31, 2019, compared to 0.81% at December 31, 2018 and 0.73% at March 31, 2018.

Tax Provision
The effective income tax rate was 17.9% for the quarter March 31, 2019 compared to an effective income tax rate of 18.0% for the quarter ended March 31, 2018. The Corporation's effective income tax rate for the quarter ended March 31, 2019 was favorably impacted by discrete tax benefits. Excluding these items, the effective tax rate was 18.2% for the quarter ended March 31, 2019.

Dividend
On February 27, 2019, Univest declared a quarterly cash dividend of $0.20 per share, payable on April 1, 2019. This represented a 3.20% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss first quarter 2019 results on Thursday, April 25, 2019 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10130260. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through May 25, 2019 by dialing 1-877-344-7529; using Conference ID: 10130260.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $5.0 billion in assets and $3.6 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2019. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest's future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2019
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Assets	$5,035,527	$4,984,347	$4,801,998	$4,749,181	$4,613,959
Investment securities	466,883	473,306	447,337	446,933	462,252
Loans held for sale	921	1,754	106	1,778	687
Loans and leases held for investment, gross	4,067,879	4,006,574	3,866,169	3,818,398	3,689,888
Allowance for loan and lease losses	31,602	29,364	27,371	25,652	23,410
Loans and leases held for investment, net	4,036,277	3,977,210	3,838,798	3,792,746	3,666,478
Total deposits	4,003,153	3,885,933	3,820,048	3,620,786	3,497,293
Noninterest-bearing deposits	1,103,674	1,055,919	1,047,081	1,055,479	1,002,021
NOW, money market and savings	2,260,795	2,159,937	2,101,484	1,970,912	1,974,769
Time deposits	638,684	670,077	671,483	594,395	520,503
Borrowings	313,083	429,672	326,709	481,862	466,510
Shareholders' equity	637,606	624,133	614,242	605,294	606,719

Balance Sheet (Average)	For the three months ended,
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Assets	$5,004,253	$4,890,519	$4,817,321	$4,682,827	$4,555,977
Investment securities	470,196	464,684	453,422	450,375	457,926
Loans and leases, gross	4,017,362	3,894,298	3,832,295	3,743,195	3,634,510
Deposits	3,931,199	3,938,378	3,792,627	3,563,956	3,484,044
Shareholders' equity	631,574	619,204	611,803	611,667	605,973

Asset Quality Data (Period End)
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$25,952	$26,208	$27,559	$30,148	$27,694
Accruing loans and leases 90 days or more past due	636	192	1,224	150	2,295
Accruing troubled debt restructured loans and leases	270	542	766	790	1,032
Total nonperforming loans	26,858	26,942	29,549	31,088	31,021
Other real estate owned	540	1,187	1,433	1,742	1,843
Total nonperforming assets	$27,398	$28,129	$30,982	$32,830	$32,864
Nonaccrual loans and leases / Loans and leases held for investment	0.64%	0.65%	0.71%	0.79%	0.75%
Nonperforming loans and leases / Loans and leases held for investment	0.66%	0.67%	0.76%	0.81%	0.84%
Nonperforming assets / Total assets	0.54%	0.56%	0.65%	0.69%	0.71%

Allowance for loan and lease losses	$31,602	$29,364	$27,371	$25,652	$23,410
Allowance for loan and lease losses / Loans and leases held for investment	0.78%	0.73%	0.71%	0.67%	0.63%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.85%	0.81%	0.79%	0.76%	0.73%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	121.77%	112.04%	99.32%	85.09%	84.53%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	117.66%	108.99%	92.63%	82.51%	75.47%
Acquired credit impaired loans	$693	$695	$900	$998	$1,525

	For the three months ended,
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net loan and lease charge-offs (recoveries)	$447	$(1,890)	$1,026	$13,167	$198
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.05%	(0.19)%	0.11%	1.41%	0.02%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2019
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Interest income	$52,364	$51,239	$49,255	$46,460	$43,534
Interest expense	10,841	9,862	8,832	7,470	6,262
Net interest income	41,523	41,377	40,423	38,990	37,272
Provision for loan and lease losses	2,685	103	2,745	15,409	2,053
Net interest income after provision	38,838	41,274	37,678	23,581	35,219
Noninterest income:
Trust fee income	1,887	1,882	1,960	2,044	1,996
Service charges on deposit accounts	1,435	1,516	1,454	1,335	1,327
Investment advisory commission and fee income	3,789	3,852	3,785	3,778	3,683
Insurance commission and fee income	5,144	3,415	3,643	3,712	4,888
Other service fee income	2,267	2,448	2,284	2,431	2,169
Bank owned life insurance income	952	430	865	1,210	669
Net gain on sales of investment securities	1	—	—	—	10
Net gain on mortgage banking activities	483	713	754	942	716
Other income (loss)	339	160	116	(138)	124
Total noninterest income	16,297	14,416	14,861	15,314	15,582
Noninterest expense:
Salaries, benefits and commissions	21,564	19,576	20,321	20,065	20,647
Net occupancy	2,611	2,455	2,515	2,533	2,757
Equipment	990	1,014	1,042	1,067	1,023
Data processing	2,514	2,352	2,339	2,091	2,232
Professional fees	1,264	1,335	1,370	1,331	1,355
Marketing and advertising	316	432	461	526	381
Deposit insurance premiums	452	449	544	452	391
Intangible expense	426	481	479	594	612
Restructuring charges	—	—	—	—	571
Other expense	5,420	5,302	5,300	5,688	5,156
Total noninterest expense	35,557	33,396	34,371	34,347	35,125
Income before taxes	19,578	22,294	18,168	4,548	15,676
Income tax expense	3,499	3,922	3,204	191	2,826
Net income	$16,079	$18,372	$14,964	$4,357	$12,850
Net income per share:
Basic	$0.55	$0.63	$0.51	$0.15	$0.44
Diluted	$0.55	$0.63	$0.51	$0.15	$0.44
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	29,277,339	29,319,664	29,402,405	29,403,946	29,354,887
Period end shares outstanding	29,272,502	29,270,852	29,407,076	29,406,450	29,391,934

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2019

	For the three months ended,
Profitability Ratios (annualized)	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Return on average assets	1.30%	1.49%	1.23%	0.37%	1.14%
Return on average assets, excluding restructuring charges (1), (2)	1.30%	1.49%	1.23%	0.37%	1.18%
Return on average shareholders' equity	10.32%	11.77%	9.70%	2.86%	8.60%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	10.32%	11.77%	9.70%	2.86%	8.90%
Return on average tangible common equity, excluding restructuring charges (1), (2)	14.36%	16.52%	13.70%	4.04%	12.65%
Net interest margin (FTE)	3.75%	3.72%	3.71%	3.73%	3.72%
Efficiency ratio (3)	60.5%	59.0%	61.2%	62.1%	65.4%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	60.5%	59.0%	61.2%	62.1%	64.3%

Capitalization Ratios
Dividends declared to net income	36.4%	31.9%	39.3%	135.0%	45.7%
Shareholders' equity to assets (Period End)	12.66%	12.52%	12.79%	12.75%	13.15%
Tangible common equity to tangible assets (1)	9.47%	9.29%	9.43%	9.33%	9.64%
Common equity book value per share	$21.78	$21.32	$20.89	$20.58	$20.64
Tangible common equity book value per share (1)	$15.72	$15.25	$14.83	$14.51	$14.54

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.10%	10.13%	10.07%	10.19%	10.47%
Common equity tier 1 risk-based capital ratio	10.93%	10.88%	10.99%	10.89%	11.16%
Tier 1 risk-based capital ratio	10.93%	10.88%	10.99%	10.89%	11.16%
Total risk-based capital ratio	13.77%	13.70%	13.87%	13.76%	14.04%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below tables for additional information.

(a) Restructuring charges	$—	$—	$—	$—	$571
Tax effect on restructuring charges	—	—	—	—	(120)
(b) Restructuring charges, net of tax	$—	$—	$—	$—	$451

(c) Shareholders' equity	$637,606	$624,133	$614,242	$605,294	$606,719
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(4,805)	(5,222)	(5,690)	(6,159)	(6,741)
(d) Tangible common equity	$460,242	$446,352	$435,993	$426,576	$427,419

(e) Total assets	$5,035,527	$4,984,347	$4,801,998	$4,749,181	$4,613,959
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(4,805)	(5,222)	(5,690)	(6,159)	(6,741)
(f) Tangible assets	$4,858,163	$4,806,566	$4,623,749	$4,570,463	$4,434,659

(g) Average shareholders' equity	$631,574	$619,204	$611,803	$611,667	$605,973
Average goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Average other intangibles (i)	(5,031)	(5,473)	(5,947)	(6,468)	(7,064)
(h) Average tangible common equity	$453,984	$441,172	$433,297	$432,640	$426,350

(i) Amount does not include servicing rights

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2019			December 31, 2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$42,566	$269	2.56%	$89,784	$480	2.12%
U.S. government obligations	20,039	82	1.66	22,307	89	1.58
Obligations of state and political subdivisions	64,167	546	3.45	65,134	553	3.37
Other debt and equity securities	385,990	2,631	2.76	377,243	2,494	2.62
Federal funds sold and other earning assets	32,360	586	7.34	30,175	468	6.15
Total interest-earning deposits, investments, federal funds sold and other earning assets	545,122	4,114	3.06	584,643	4,084	2.77
Commercial, financial, and agricultural loans	811,071	10,758	5.38	782,666	10,322	5.23
Real estate—commercial and construction loans	1,822,276	21,559	4.80	1,766,543	21,309	4.79
Real estate—residential loans	938,299	11,412	4.93	910,620	11,102	4.84
Loans to individuals	32,524	518	6.46	31,902	511	6.35
Municipal loans and leases	332,299	3,221	3.93	323,904	3,160	3.87
Lease financings	80,893	1,435	7.19	78,663	1,407	7.10
Gross loans and leases	4,017,362	48,903	4.94	3,894,298	47,811	4.87
Total interest-earning assets	4,562,484	53,017	4.71	4,478,941	51,895	4.60
Cash and due from banks	44,714			47,429
Reserve for loan and lease losses	(30,111)			(28,499)
Premises and equipment, net	59,179			60,448
Operating lease right-of-use assets	37,129			—
Other assets	330,858			332,200
Total assets	$5,004,253			$4,890,519
Liabilities:
Interest-bearing checking deposits	$478,927	$714	0.60%	$491,749	$708	0.57%
Money market savings	918,487	3,748	1.65	889,165	3,372	1.50
Regular savings	789,033	814	0.42	768,825	637	0.33
Time deposits	655,303	2,927	1.81	676,256	2,958	1.74
Total time and interest-bearing deposits	2,841,750	8,203	1.17	2,825,995	7,675	1.08
Short-term borrowings	117,664	638	2.20	56,215	233	1.64
Long-term debt	145,299	739	2.06	140,597	694	1.96
Subordinated notes	94,603	1,261	5.41	94,542	1,260	5.29
Total borrowings	357,566	2,638	2.99	291,354	2,187	2.98
Total interest-bearing liabilities	3,199,316	10,841	1.37	3,117,349	9,862	1.26
Noninterest-bearing deposits	1,089,449			1,112,383
Operating lease liabilities	40,090			—
Accrued expenses and other liabilities	43,824			41,583
Total liabilities	4,372,679			4,271,315
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	292,746			292,342
Retained earnings and other equity	181,044			169,078
Total shareholders' equity	631,574			619,204
Total liabilities and shareholders' equity	$5,004,253			$4,890,519
Net interest income		$42,176			$42,033
Net interest spread			3.34			3.34
Effect of net interest-free funding sources			0.41			0.38
Net interest margin			3.75%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	142.61%			143.68%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2019 and December 31, 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$42,566	$269	2.56%	$19,184	$76	1.61%
U.S. government obligations	20,039	82	1.66	23,921	94	1.59
Obligations of state and political subdivisions	64,167	546	3.45	74,554	593	3.23
Other debt and equity securities	385,990	2,631	2.76	359,451	2,095	2.36
Federal funds sold and other earning assets	32,360	586	7.34	29,057	504	7.03
Total interest-earning deposits, investments, federal funds sold and other earning assets	545,122	4,114	3.06	506,167	3,362	2.69
Commercial, financial, and agricultural loans	811,071	10,758	5.38	782,200	8,900	4.61
Real estate—commercial and construction loans	1,822,276	21,559	4.80	1,600,394	17,618	4.46
Real estate—residential loans	938,299	11,412	4.93	837,495	9,675	4.69
Loans to individuals	32,524	518	6.46	27,960	413	5.99
Municipal loans and leases	332,299	3,221	3.93	311,752	2,892	3.76
Lease financings	80,893	1,435	7.19	74,709	1,344	7.30
Gross loans and leases	4,017,362	48,903	4.94	3,634,510	40,842	4.56
Total interest-earning assets	4,562,484	53,017	4.71	4,140,677	44,204	4.33
Cash and due from banks	44,714			42,506
Reserve for loan and lease losses	(30,111)			(22,022)
Premises and equipment, net	59,179			61,738
Operating lease right-of-use assets	37,129			—
Other assets	330,858			333,078
Total assets	$5,004,253			$4,555,977
Liabilities:
Interest-bearing checking deposits	$478,927	$714	0.60%	$425,027	$292	0.28%
Money market savings	918,487	3,748	1.65	658,367	1,343	0.83
Regular savings	789,033	814	0.42	834,375	557	0.27
Time deposits	655,303	2,927	1.81	541,478	1,499	1.12
Total time and interest-bearing deposits	2,841,750	8,203	1.17	2,459,247	3,691	0.61
Short-term borrowings	117,664	638	2.20	175,824	645	1.49
Long-term debt	145,299	739	2.06	155,765	665	1.73
Subordinated notes	94,603	1,261	5.41	94,359	1,261	5.42
Total borrowings	357,566	2,638	2.99	425,948	2,571	2.45
Total interest-bearing liabilities	3,199,316	10,841	1.37	2,885,195	6,262	0.88
Noninterest-bearing deposits	1,089,449			1,024,797
Operating lease liabilities	40,090			—
Accrued expenses and other liabilities	43,824			40,012
Total liabilities	4,372,679			3,950,004
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	292,746			290,209
Retained earnings and other equity	181,044			157,980
Total shareholders' equity	631,574			605,973
Total liabilities and shareholders' equity	$5,004,253			$4,555,977
Net interest income		$42,176			$37,942
Net interest spread			3.34			3.45
Effect of net interest-free funding sources			0.41			0.27
Net interest margin			3.75%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	142.61%			143.51%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.